                                                                       Exhibit 2

                            STOCK PURCHASE AGREEMENT

                               DATED JULY 15, 2002

                                  BY AND AMONG

                     BARRISTER GLOBAL SERVICES NETWORK, INC.
                            (A DELAWARE CORPORATION),

                           ADVANTAGE INNOVATION, INC.
                           (A LOUISIANA CORPORATION),

                                       AND

                                THE SHAREHOLDERS

                                       OF

                           ADVANTAGE INNOVATION, INC.


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                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT (this "Agreement"), dated as of July 15, 2002, is by and among BARRISTER GLOBAL SERVICES NETWORK, INC., a Delaware corporation having an address at 290 Ellicott Street, Buffalo, New York 14203-1679 (the "Buyer"); the individuals whose names and signatures are set forth on the signature page of this Agreement (hereinafter referred to individually as "Seller" and collectively as "Sellers"); and ADVANTAGE INNOVATION, INC., a Louisiana corporation having an address at 121 Brookhollow Esplanade, New Orleans, Louisiana 70123 (the "Corporation").

                                    RECITALS:
                                    ---------

                  WHEREAS, Sellers own all of the issued and outstanding shares of stock of the Corporation; and

                  WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the shares of the Corporation upon the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Sellers and the Corporation agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS
                                   -----------

                  1.1 DEFINED TERMS. As used in this Agreement, the terms below shall have the following meanings:

                      (a) "ACCOUNTS RECEIVABLE" means all accounts receivable, notes receivable and other amounts payable to the Corporation, whether arising in the ordinary course of business or otherwise.

                      (b) "AFFILIATE" means as to any Person, any other Person which directly or indirectly controls or is under common control with, or is controlled by such Person.

                      (c) "AGGREGATE PAYMENT AMOUNT" means the total purchase price for the purchase of the Shares by the Buyer from the Sellers equaling the sum of the Preliminary Payment Amount and the Earn Out Payments.

                      (d) "AGREEMENT" means this Stock Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

                      (e) "APPLICABLE CONTRACT" means any Contract (a) under which the Corporation has or may acquire any rights, (b) under which the Corporation has or may become subject to any obligation or liability, or (c) by which the Corporation or any of the assets owned or used by it is or may become bound.


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                      (f) "BUSINESS" means all business conducted by the
Corporation on the date of this Agreement.

                      (g) "BUSINESS RECORDS" means all originals and copies of all operating data and records of the Corporation or otherwise relating to the Business on whatever media and wherever located including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service and credit files, personnel records and other records pertaining to the Business.

                      (h) "CLOSING DATE" means July 15, 2002, except that if all of the conditions to Closing set forth in ARTICLES 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree.

                      (i) "CONTRACT" means any agreement, contract, obligation, promise, or undertaking that is legally binding.

                      (j) "CURRENT REAL PROPERTY" means all real property and improvements currently leased by the Corporation.

                      (k) "CODE" means the Internal Revenue Code of 1986, as amended to date.

                      (l) "EFFECTIVE TIME" means 5:00 p.m. New Orleans time on the Closing Date.

                      (m) "ENCUMBRANCE" means any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

                      (n) "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation or other responsibility arising from the requirements for compliance with or arising from the violation of any applicable Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                          (i) any actions required to be taken to comply with
applicable Governmental Requirements relating to environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products);

                          (ii) fines, penalties, judgments, awards, settlements,
legal or administrative Proceedings, damages, losses, claims, demands and response, investigative, remedial or inspection costs and expenses resulting from any requirements under any Environmental Law or Occupational Safety and Health Law;

                          (iii) financial responsibility under any Environmental
Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any


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investigation, cleanup, removal, containment or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person with authority to require such Cleanup); or

                          (iv) any other compliance, corrective, investigative
or remedial measures required under the applicable Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended.

                          (o) "ENVIRONMENTAL LAWS" means any applicable
statutes, ordinances, directives or other laws, any rules or regulations, orders, Governmental Requirements, and any licenses, Permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labeling, deposit, transporting, presence, Release or threatened Release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, and the Clean Air Act, and all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

                          (p) "ERISA" means the Employment Retirement Income
Security Act of 1974, as amended.

                          (q) "GAAP" means generally accepted accounting
principles in the United States.

                          (r) "GOVERNMENTAL AUTHORITY" means any federal, state,
local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

                          (s) "GOVERNMENTAL REQUIREMENT" means any rule,
regulation, code, plan, injunction, judgment, order, decree, ruling or charge of any Governmental Authority.

                          (t) "HAZARDOUS SUBSTANCES" means any pollutants,
contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances or materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag


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and any other substance, material or waste), as defined in or regulated by any
Environmental Laws or as determined by any Governmental Authority.

                          (u) "INDEBTEDNESS" means, without duplication with
respect to any Person, (i) all indebtedness of such Person for borrowed money (including all accrued interest and accumulated amortization), (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables created in the ordinary course of business),
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vi) Indebtedness of others referred to in clauses (i) through (v) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (vii) all Indebtedness referred to in clauses (i) through
(v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such person has not assumed or become liable for the payment of such Indebtedness.

                          (v) "INVENTORY" means all raw materials,
work-in-process, and finished goods inventory of the Corporation.

                          (w) "MATERIAL ADVERSE EFFECT" means, with respect to
any Person, any effect, event, circumstance, or condition which, when considered with all other effects, events, circumstances, or conditions, would be reasonably likely to result in Damages having the effect of materially and adversely affecting the business, assets, properties, results of operations or financial condition of such Person and its subsidiaries taken as a whole; provided, however, that in no event shall any of the following constitute a Material Adverse Effect: any effect resulting from compliance by the Corporation with the terms of this Agreement or the transactions contemplated thereby or the announcement thereof.

                          (x) "OCCUPATIONAL SAFETY AND HEALTH LAW" means any
Governmental Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including without limitation, the Occupational Safety and Health Act, as amended.


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                          (y) "ORGANIZATIONAL DOCUMENTS" means (a) the articles
or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

                          (z) "PERMITS" means all licenses, permits and other
authorizations used in the Business.

                          (aa) "PERSON" means any Governmental Authority,
individual, corporation, partnership, trust or other entity.

                          (bb) "PROCEEDING" means any action, order, writ,
injunction, judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

                          (cc) "REAL PROPERTY" means all real property which the
Corporation now owns or leases or which it previously owned or leased at any time including, without limitation, the Current Real Property.

                          (dd) "RELEASE" means any spillage, leaking, pumping,
pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

                          (ee) "REPRESENTATIVE" means any officer, director,
principal, attorney, accountant, agent, employee or other representative of any Person.

                          (ff) "SHARES" means all of the shares of Common Stock,
no par value, of the Corporation, that are issued and outstanding on the date of this Agreement.

                          (gg) "TAKEOVER PROPOSAL" means any proposal for a
merger or other business combination involving the Corporation or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or voting securities of, or a substantial portion of the assets of the Corporation, other than the transactions contemplated by this Agreement.

                          (hh) "TANGIBLE PERSONAL PROPERTY" means all tangible
personal property used to conduct the Business, including, without limitation, fixtures, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

                          (ii) "TAX" means any federal, state, local or foreign
income, gross receipts, license, payroll, employment, excise, severance, start-up, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other


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tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                          (jj) "TAX RETURN" means any return, declaration,
report, claim for refund, or information return or statement relating to Taxes or Employee Plans, including any schedule or attachment thereto, and any amendment thereof.

                  1.2 OTHER DEFINED TERMS. The following terms have meanings defined in the Sections set forth below:

                   Term                                      Section
                   ----                                      -------

                   Accounting Firm                           2.4
                   Benefit Arrangements                      4.22(k)
                   Bowers Employment Agreement               7.6
                   Business Day                              11.3
                   Buyer Indemnified Persons                 9.1(b)
                   Clean Up                                  1.1(o)(iii)
                   Closing                                   3.1
                   COBRA                                     4.22(h)
                   Confidential Material                     6.5
                   Copyrights                                4.12(a)(iii)
                   Corporation's Lease                       4.10
                   Corporate Records                         10.1
                   Damages                                   9.1(b)
                   Disclosing Party                          6.5
                   Division                                  2.4(b)
                   Due Diligence Review                      6.2
                   Earn Out Determination Date               2.5
                   Earn Out Payments                         2.3 (a)
                   Earn Out Periods                          2.3 (a)
                   EBITDA                                    2.4(a)
                   Employee Plans                            4.22(a)
                   Employment Letters                        7.6
                   ERISA Affiliate                           4.22(e)
                   Financial Statements                      4.9
                   Indemnified Party                         9.1(b)
                   Indemnifying Party                        9.1(b)
                   Intellectual Property Assets              4.12(a)
                   Interim Financial Statements              4.9
                   Knowledge                                 1.5
                   Marks                                     4.12(a)(i)
                   Notice                                    11.3
                   Notice Periods                            9.6(a)(ii)
                   Omni                                      4.10
                   Patents                                   4.12(a)(ii)
                   Pension Plans                             4.22(a)


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                   Preliminary Payment Amount                2.2(a)(i)
                   Property Taxes                            9.4.1(b)
                   Recipient                                 6.5
                   Sellers' Accounting Representative        2.4
                   Sellers' Deductible Basket                9.7(a)
                   Sellers' Indemnified Persons              9.1(b)
                   Straddle Period                           9.4.1(b)
                   Subsidiary                                4.1
                   Tax Claim                                 9.4.2(a)
                   Trade Secrets                             4.12(a)(iv)
                   Transfer Taxes                            9.4.3
                   Working Capital                           6.6
                   Welfare Plans                             4.22(a)

                  1.3 USAGE OF TERMS. Except where the context otherwise requires, words importing the singular number include the plural number and vice versa.

                  1.4 REFERENCES TO ARTICLES, SECTIONS, EXHIBITS AND SCHEDULES. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires.

                  1.5 KNOWLEDGE. For purposes of this Agreement, an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                      (a) such individual is actually aware of such fact or other matter; or

                      (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, or manager of such Person or any subsidiary thereof (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. Without limiting the foregoing, the Corporation will be deemed to have "Knowledge" of a particular fact or other matter if any of the following individuals has knowledge of such fact or matter: any of the Sellers or Debra D. Bowers.

                                   ARTICLE 2
                           PURCHASE AND SALE OF SHARES
                           ---------------------------

                  2.1 TRANSFER OF SHARES. Subject to the terms and conditions contained in this Agreement, on the Closing Date, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, free and clear of all Encumbrances. The total


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consideration payable by Buyer to Sellers for the purchase of the Shares will be equal to the Aggregate Payment Amount.

                  2.2 AGGREGATE PAYMENT AMOUNT.

                      (a) PAYMENT OF AGGREGATE PAYMENT AMOUNT. Buyer shall pay the Aggregate Payment Amount to Sellers, as follows:

                          (i) On the Closing Date, Buyer shall pay to Sellers an
amount equal to $1,200,000 (the "PRELIMINARY PAYMENT AMOUNT") by wire transfer of immediately available funds to the Corporation's attorneys' client escrow account which account number shall be provided at least three (3) days prior to the Closing Date.

                          (ii) The Earn Out Payment(s), if any, (as hereinafter
defined) shall be paid by Buyer to the Sellers no later than ten days after each Earn Out Determination Date (as hereinafter defined) in cash, or if requested by any Seller, by wire transfer to an account specified by such Seller at least three (3) days prior to the date payment is due.

                      (b) ALLOCATION OF THE AGGREGATE PAYMENT AMOUNT. The Aggregate Payment Amount will be allocated among the Sellers in accordance with their respective percentage ownership of the Corporation as stated in SCHEDULE 2.2(B).

                  2.3 EARN OUT PAYMENTS.

                      (a) Buyer shall pay Sellers two Earn Out Payments, if due as provided herein, no later than ten (10) days after each Earn Out Determination Date, one Earn Out Payment to be paid with respect to each of the two consecutive 12-month periods following the Closing Date (the "Earn Out Periods"), the first 12-month period to commence with the first day of the month following the month in which the Closing occurs, as follows:

                          (i) If the Division's EBITDA for the 12-month period
is less than $200,000, the Sellers will not be entitled to an Earn Out Payment with respect to that period.

                          (ii) If the Division's EBITDA for the 12-month period
is at least $200,000 but less than or equal to $399,999, the Earn Out Payment with respect to such period will be $500,000.

                          (iii) If the Division's EBITDA for the 12-month period
is at least $400,000 but less than or equal to $599,999, the Earn Out Payment with respect to such period will be $750,000

                          (iv) If the Division's EBITDA for the 12-month period
is at least $600,000 but less than or equal to $699,999, the Earn Out Payment with respect to such period will be $1,000,000.

                          (v) If the Division's EBITDA for the 12-month period
is at least $700,000 or more, the Earn Out Payment for such year will be $1,250,000.


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                      (b) "EBITDA" shall be calculated in the manner set forth
in Section 2.4. The Earn Out Payments shall be paid and disputes resolved as provided in Section 2.5. Certain remedies of the Sellers with respect to a default in the payment of the Earn Out Payments are set forth in Section 2.6. Certain post-Closing covenants relating to the Earn Out Payments are set forth in Section 10.3.

                      (c) Notwithstanding anything herein to the contrary, if any of the following events occurs after the Closing or during the Earn Out Periods, $1,000,000 shall be immediately due to Sellers with respect to each Earn Out Period that has not been completed, and shall be paid within ten (10) days following the expiration of any cure period, as applicable:

                          (i) John S. Bowers, III's ("Bowers") employment is
terminated without Cause or for "Good Reason", as defined in his employment agreement (it being understood that Sellers are relying on Bowers' continued involvement with the Business in agreeing that a portion of the Purchase Price will be paid based on the performance of the Division during the Earn Out Periods).

                          (ii) Buyer breaches any of its covenants contained in
Section 10.3 and, after notice by Sellers, Buyer fails to cure such breach, if such breach is curable, within thirty (30) days of such notice.

                          (iii) Buyer breaches any of its obligations under
Bowers' employment agreement, and, after notice by Bowers, Buyer fails to cure such breach, if such breach is curable, within thirty (30) days of such notice.

                          (iv) Buyer sells any portion of the Business, or
merges or consolidates it or combines it with any other business in any manner (other than to form the Division), or liquidates or ceases to conduct any portion of the Business.

                          For example, if Bowers' employment is terminated
without Cause on December 31, 2002, Buyer shall immediately pay to Sellers $2,000,000.

                      (d) No action or inaction by any employee of the Division after the Closing shall affect Sellers' right to receive the Earn Out Payments if the EBITDA targets are achieved. For example, if Bowers is terminated for Cause as defined in his employment agreement, dies or becomes disabled for a period of longer than 90 days, Sellers shall nevertheless be entitled to the Earn Out Payments if the EBITDA targets are achieved. Sellers hereby designate Albert B. Petrie, Jr. to act on behalf of the Sellers to appoint a successor to Bowers should Bowers' employment terminate for any reason prior to expiration of the Earn Out Periods, provided that such appointment shall be subject to Buyer's written consent which shall not be unreasonably withheld.

                  2.4 CALCULATION OF EBITDA. For purposes of determining the Earn Out Payments, EBITDA shall be calculated in accordance with the following:

                      (a) EBITDA means, for the applicable period, the net income (or net loss) as determined by GAAP before subtracting interest, taxes, depreciation and amortization attributable to the Division as described below. In determining EBITDA, any extraordinary


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items, or gain or loss arising from the sale, exchange or other disposition of capital assets will be excluded from the calculation of EBITDA. In determining EBITDA, Damages and Taxes actually paid by Sellers to indemnify Buyer's Indemnified Persons pursuant to this Agreement shall not be deducted in determining net income.

                      (b) After the Closing, the Corporation will be operated as a Division of Buyer (the "Division"). It is understood and agreed by the parties that after the Closing and until the end of the Earn Out Periods, Buyer will give the Division the right to handle all new business in which revenue is to be received on a per-incident or per-service call basis as well as all technical deployment project business to be performed. A technical deployment project includes the receipt of revenue by the Corporation on a per-unit, per-user or total job basis for a project in which the Corporation agrees to install, upgrade, replace, and/or perform preventative maintenance on a group of computer equipment (including hardware and/or software). Revenue associated with such work that the Division chooses to handle shall be included at the rate bid by Division in the calculation of EBITDA in determining the Earn Out Payments. Division understands Buyer may uplift their price as required to cover sales commissions and Buyer handling of customer's calls, this uplift is not included in calculation of EBITDA for the Division.

                          In the event that the C.E.O. of Buyer and President of
the Division determine and agree that a particular piece of business, e.g. a certain opportunity, should be managed outside of the Division, as long as both parties agree, the business can be managed outside the Division, and therefore the Division would not receive this revenue in the calculation of EBITDA in determining the Earn Out Payments. Both parties understand and agree that the goal is to maximize the business success of the Division and to ultimately maximize the earn out of the Sellers.

                          The Division recognizes that Buyer has employees whose
sole job duties are computer repair. These employees will be utilized to run service calls, when available, by the Division when the Division is overseeing/managing all business in which revenue is to be received on a per-incident or per-service call basis as well as technical deployment project business to be performed under the models described above.

                          The Division also recognizes that the Buyer has
information technology solutions that must be integrated to provide customers more timely updates on per-incident or per-service call basis as well as technical deployment project business. Buyer will provide these solutions to the Division as part of the transaction, and the Division is required to implement these solutions within 90 days of Closing to provide the most timely and customer focused service experience to all Corporation's customers.

                      (c) The Corporation has some customers with which it has contracts under the business model used by Buyer and has some prospects for additional work using such model. A list of these customers and prospects is contained on Schedule 2.4(c). After the Closing and during the Earn Out Periods, these customers and prospects will be the customers and prospects of the Division, except that any that are also current customers or end-users of Buyer shall also remain the customer of Buyer. However, Buyer shall have a right of first


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refusal to perform all business in which revenue is to be received pursuant to its business model, other than with respect to the customers and prospects on
SCHEDULE 2.4(c).

                      (d) The Division shall have priority with respect to all work assignments given to technicians that are on its technician list but not on Buyer's technician list as of the Closing. At the Closing, the Buyer shall deliver its technician list to Sellers and the Corporation shall deliver its technician list to Buyer.

                      (e) In computing EBITDA, no deduction shall be made for any non-Division related management fees or director fees, or general overhead expenses, corporate allocated costs or other intercompany charges of whatever kind or nature that are not consistent with current practices of the Corporation as of the date of Closing; provided, that no later than 45 days after the Closing, the Corporation will provide a full-time employee responsible for management of the Corporation's/Division's financial matters who will act as a liaison with Buyer's corporate finance department, and the expenses associated with such employee shall count as a Division expense in determining EBITDA. In addition, travel expenses incurred as a result of required attendance of Division employees at Buyer staff meetings, or other requirements imposed by Buyer on Division employees, will be charged to Buyer and not included in determining EBITDA; however, any travel initiated by the Division relating to improving the Division's financial performance or operations, including joint sales calls with Buyer, will be charged to the Division in determining EBITDA. The monthly statements provided to Sellers pursuant to paragraph (g) below shall include, among other things, detail regarding travel expenses charged to the Division. In calculating EBITDA, amounts charged to the Division relating to Bowers' compensation shall include benefits, base salary and sales commissions not exceeding 7.5% of revenues over $4 million in either Earn Out Period. Any discretionary bonuses granted by Buyer will not be charged to the Division. In addition, no increases in compensation or benefits to Division employees above that recorded for the 12 months ended March 31, 2002 shall be charged to the Division, except with Bowers' written consent.

                      (f) Buyer will keep separate financial records and shall prepare separate financial statements for the Division, as if it were a separate entity, and shall not change the twelve month period used in preparing such financial statements. EBITDA shall be calculated consistent with the manner used in calculating EBITDA in the Financial Statements.

                      (g) Division will provide Buyer the Division financial data required by Buyer within five (5) business days after the end of each month. Buyer will provide monthly reports of the Division's financial performance to Sellers, including a calculation of EBITDA pursuant to this Agreement for such month, within 10 business days after the end of each month. Sellers hereby designate Bowers and Albert B. Petrie, Jr. ("Petrie") as their representatives for the purpose of receiving such reports.

                  2.5 EARN OUT PAYMENT DETERMINATION.

                      (a) If Sellers become entitled to an Earn Out Payment, such payment must be paid by Buyer in cash (or if requested by any Seller, by wire transfer to an account specified by Seller at least three (3) days prior to the date payment is due) no later than 10 days following date of determination of the Earn Out Payment pursuant to this Section (the "Earn Out Determination Date"). No later than 45 days following the end of each of the two 12-month periods with respect to which an Earn Out Payment may be due, Buyer will deliver to Sellers financial statements (including a balance sheet as of the end of such period and income statement for such period) of the Division and a statement setting forth in reasonable detail the calculation by Buyer of EBITDA in accordance with this Agreement and the amount of the Earn Out Payment, if any, for the period.

                      (b) Sellers shall have 45 days from the date of delivery of such statement to review same with representatives of their choosing at Sellers' cost. After the Closing and until such time as all Earn Out Payments due hereunder are paid, Buyer shall afford Sellers and their representatives, upon reasonable notice, full access during normal business hours to the books, records, facilities and employees of the Division, including the Division's financial records and personnel, for the purpose of monitoring compliance with this Agreement and the calculation of EBITDA hereunder. In addition, Buyer shall provide on a timely basis all information reasonably requested by Sellers or Sellers' representatives necessary or useful in performing such calculation. Sellers shall be permitted to make copies of any such books, records, statements and information at Sellers' expense. Sellers agree, and agree to cause their representatives, to keep such books, records, statements and information confidential under a written agreement reasonably satisfactory to Buyer prior to their access to such information.

                      (c) Any time after Buyer's delivery of a statement containing the amount of an Earn Out Payment, Sellers may give notice to Buyer of their acceptance of Buyer's calculation, and the Earn Out Payment shall be paid no later than 10 days thereafter. If Buyer and Sellers cannot reach agreement on the amount of any Earn Out Payment within 10 days following the 45-day review period, then the parties shall promptly jointly engage one of the "big four" accounting firms or any other accounting firm which the parties agree to which has no business dealings with Sellers or Buyer (the "Accounting Firm") to act as arbitrator to resolve as expeditiously as possible the dispute regarding the Earn Out Payment. The Accounting Firm shall set forth its determination in a written statement delivered to Buyer and Sellers, and the Earn Out Payment shall be paid no later than 10 days thereafter. All determinations made by the Accounting Firm with respect to an Earn Out Payment shall be final, conclusive and binding on the parties. Each party shall be responsible for one-half of the fees and expenses of the Accounting Firm incurred in connection with the resolution of the dispute, as well as all of its own fees and expenses. Sellers hereby appoint Albert B. Petrie, Jr. as their representative for the purposes of conducting all negotiations relating to the Earn Out Payment.

                  2.6 CERTAIN REMEDIES OF SELLERS. If Buyer does not pay the Earn Out Payments if and when due as provided in this Agreement, then in addition to all other remedies available to Sellers, including the right to bring an action for the payment of such Earn Out Payments, Sellers shall have the following rights:

                      (a) All non-competition agreements and non-solicitation of customers and employees agreements between any Seller (as a Seller or employee of Buyer or in any other capacity) and Buyer shall terminate and be of no further force and effect (including those executed by Bowers, Albert B. Petrie, Jr. and Frank A. Petrie in connection with this

Agreement). All confidentiality agreements relating to Buyer's confidential information shall remain in place.

                      (b) At the option of any Seller having an employment agreement with Buyer, Seller may terminate such employment agreement, and such termination shall be deemed a termination without Cause by Buyer or a termination for good reason by such employee under such agreement.

                      (c) Each Seller will be entitled to compete with Buyer, either alone or with others and through any form of business enterprise. Each Seller shall be entitled to obtain a copy of and to use the technician list of the Corporation delivered to Buyer at the Closing, the Corporation's customer list as of the Closing, and all other confidential information and intellectual property and know how of the Corporation existing as of the Closing; provided, that Sellers shall not be entitled to use the name "Advantage Innovation". In addition, Sellers shall have the exclusive right to own and use all telephone numbers (including "800" numbers), fax numbers, e-mail and website addresses owned or used by the Corporation prior to the Closing, and such property shall be conveyed by Buyer to Sellers at no charge within 48 hours of request by Bowers or Albert B. Petrie, Jr.

                                    ARTICLE 3
                                     CLOSING
                                     -------

                  3.1 CLOSING. The closing of the transactions contemplated in this Agreement (the "Closing") will be held at 9:00 a.m. local time on the Closing Date at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana or at such other place as agreed to by Sellers and Buyer. The Closing shall be effective as of the Effective Time.

                  3.2 STOCK CERTIFICATES AND INSTRUMENTS OF ASSIGNMENT. To effect the transfer referred to in Section 2.1 on the Closing Date, Sellers will deliver to Buyer, each certificate representing any of the Shares held by Sellers and all stock powers or other instruments of assignment reasonably requested by Buyer. Such instruments of assignment will be in form and substance, and will be executed and delivered in a manner, reasonably satisfactory to Buyer.

                  3.3 CERTIFICATES AND AGREEMENTS. Buyer and Sellers will deliver the certificates, agreements and other items described in ARTICLES 7 and 8 of this Agreement.

                                   ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE CORPORATION
          -------------------------------------------------------------

                  Sellers and the Corporation, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement:

                  4.1 ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. SCHEDULE 4.1 sets forth each jurisdiction where the Corporation is qualified to do business and each trade name or assumed name used by the Corporation in the conduct of the Business. The

Corporation is duly qualified to do business in, and is in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable law, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Corporation has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                      The Corporation's only subsidiary, JSB/ABP Interests, L.L.C., is a limited liability company, organized, validly existing and in good standing under the laws of the State of Louisiana (the "Subsidiary"). The Corporation is the sole member of the Subsidiary and owns all of the Subsidiary's membership interests.

                      Prior to the Closing, all membership interests in the Subsidiary will be distributed to Albert B. Petrie, Jr. or an entity owned by him. The Subsidiary's only asset is a vehicle and the Subsidiary has no liabilities.

                  4.2 AUTHORITY; AUTHORIZATION; BINDING EFFECT. Sellers and the Corporation have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Sellers and the Corporation and constitutes a legal, valid and binding obligation of Sellers and the Corporation enforceable against Sellers and the Corporation in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

                  4.3 NO CONFLICTS, VIOLATIONS OR PROCEEDINGS. Except as set forth on Schedule 4.3, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in (i) a violation of or conflict with any provision of the Organizational Documents of the Corporation, (ii) a breach of, or a default under, any material term or provision of any Contract, license, franchise, Permit, authorization or concession relating to the Business to which any of the Sellers or the Corporation is a party or by which any of them is bound, (iii) a violation by Sellers or the Corporation in any material respect of any Governmental Requirement or (iv) an imposition of any Encumbrance on any of the Shares. There is no pending or, to the Knowledge of Sellers or the Corporation, threatened Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

                  4.4 NO CONSENTS OR APPROVALS. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Sellers or the Corporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  4.5 [RESERVED]

                  4.6 TITLE TO SHARES. On the Closing Date, Sellers shall own all of the Shares issued in their respective names free of any Encumbrance and subject to no restrictions with respect to transferability, other than restrictions generally applicable under federal or state securities laws.

                  4.7 CAPITALIZATION.

                      (a) SCHEDULE 4.7(a) sets forth the authorized, issued and outstanding shares of capital stock of the Corporation, the legal and beneficial ownership thereof and any Encumbrances thereon. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. All voting rights with respect to the Corporation are vested in the Shares.

                      (b) Except for the Shares and except as set forth in
SCHEDULE 4.7(b), (i) there are no outstanding shares of capital stock of the Corporation, or outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Corporation, (ii) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which the Corporation's shareholders may vote, (iii) there are no outstanding options, warrants, rights, Contracts, commitments, understandings or arrangements by which the Corporation is bound to issue, repurchase or otherwise acquire or retire any capital stock of the Corporation, (iv) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the capital stock of the Corporation, and (v) except for certain provisions of this Agreement, the Non-Compete Agreement attached as EXHIBIT B, the Bowers Employment Agreement and the Employment Letters, there are no agreements between Sellers and the Corporation which will survive the Closing.

                  4.8 CORPORATE RECORDS. To the Knowledge of Sellers and the Corporation, the minute books of the Corporation are accurate in all material respects and contain a complete and accurate record of all meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors and there are no other records of any other corporate proceedings. The stock record book of the Corporation is complete and accurate in all material respects and contains a complete and accurate record of all share transactions for the Corporation from the date of its incorporation. To the Knowledge of Sellers and the Corporation, the minute books of the Subsidiary are accurate in all material respects and contain a complete and accurate record of all meetings and actions of the manager or the members and there are no other records of any other proceedings. True and complete copies of the Business Records, the minute book and stock record book of the Corporation and the Subsidiary have been made available for review by Buyer.

                  4.9 FINANCIAL STATEMENTS. The Corporation and Sellers have delivered to Buyer (a) draft copies of audited financial statements of the Corporation for each of the years in the two-year period ended March 31, 2002 (consisting of a balance sheet, statement of profit and loss, and cash flow statement) (the "Financial Statements"), and (b) draft copies of unaudited interim financial statements of the Corporation (consisting of a balance sheet and a statement of profit and loss) for the two-month period ended May 31, 2002 (the "Interim Financial Statements"). Except as set forth on SCHEDULE 4.9, the Financial Statements and the Interim Financial Statements fairly present the financial condition and the results of operations of the Corporation in accordance with GAAP as of their respective dates and for the periods then ended, except that the Interim Financial Statements do not contain footnotes and the Interim Financial Statements are subject to customary year-end adjustments applied on a basis consistent with the Corporation's past experience. The books and records of the Corporation fairly reflect the assets, liabilities and operations of the Corporation and the Financial Statements and the Interim Financial Statements are in conformity therewith. The Corporation has no liabilities or obligations of any nature, whether absolute, accrued, contingent, known, matured, unmatured or otherwise that are required to be disclosed in the Financial Statements and Interim Financial Statements in accordance with GAAP that are not so disclosed, except (i) liabilities and obligations reflected or reserved for in the Financial Statements and the Interim Financial Statements,
(ii) liabilities as otherwise specifically disclosed in this Agreement, (iii) liabilities which in the aggregate will not have a Material Adverse Effect on the business or financial condition of the Corporation, or (iv) liabilities and obligations incurred between March 31, 2002 and the Closing Date in the ordinary course of business of the Corporation, consistent with past practice, and as permitted by this Agreement.

                  4.10 CURRENT REAL PROPERTY. The Corporation does not own any real property, has not owned any real property since the date of its incorporation and leases the Current Real Property from Sealy SHV/NO, LP pursuant to a valid and binding lease dated April 17, 2000, as amended by Amendment No. 1 thereto dated October 15, 2001, attached hereto at SCHEDULE 4.10 (as amended, the "Corporation's Lease"). Except as set forth on SCHEDULE 4.10,
(i) the Corporation enjoys peaceful and undisturbed possession of the Current Real Property it leases and is not in default under the Corporation's Lease,
(ii) the Corporation has not caused any labor to be performed or material to be furnished for the Current Real Property for which a mechanic's or materialman's lien or liens, or any other lien, has been or could be claimed by any Person,
(iii) the Current Real Property is in compliance with all Governmental Requirements (including without limitation all zoning, subdivision and other applicable land use ordinances and by-laws) and all existing covenants, conditions, restrictions and easements, and the current use of the Current Real Property does not constitute a non-conforming use under the applicable zoning ordinances and by-laws, (iv) neither Sellers nor the Corporation has received any notice of any default or breach under, any Encumbrance affecting any of the Current Real Property, (v) the Corporation has not assigned, transferred, conveyed, mortgaged, deed in trust or granted any other security interest in the Corporation's Lease, and (vi) to the Knowledge of Sellers and the Corporation, except for the Co-Tenancy Agreement dated as of January 1, 2002 by and between the Corporation and Omni-Tech Services, Inc., a Louisiana corporation ("Omni"), there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person other than the Corporation the right to use or occupy any portion of the Current Real Property.

                  4.11 CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of Sellers and the Corporation, the Tangible Personal Property and the buildings and structures used in the Business are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such Tangible Personal Property or buildings or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that do not exceed $5,000 individually or $10,000 in the aggregate. To the Knowledge of Sellers and the Corporation, the Tangible Personal

Property and the buildings and structures of the Corporation are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing. The Tangible Personal Property is free and clear of all Encumbrance and will be so at Closing, except for (i) liens for Taxes not yet due and payable or for Taxes that a taxpayer is contesting in good faith through appropriate proceedings or (ii) other liens arising in the ordinary course of business (not including any mechanic's lien) that were not incurred in connection with any Indebtedness and which will not materially impair Buyer's operation of the Business and ownership of the Corporation.

                  4.12 INTELLECTUAL PROPERTY.

                      (a) INTELLECTUAL PROPERTY ASSETS. The term "Intellectual Property Assets" includes to the extent owned or used by the Corporation:

                          (i) the names "Advantage Innovation, Inc.," and
"Advantage Innovation" and all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications used in the Business (collectively, "MARKS");

                          (ii) all patents, patent applications and inventions
and discoveries that may be patentable ("PATENTS");

                          (iii) all copyrights in published and unpublished
works ("COPYRIGHTS"); and

                          (iv) all know-how, trade secrets, confidential
information, customer lists, proprietary software, proprietary technical information, proprietary data, and proprietary process technology (collectively, "TRADE SECRETS"), owned, used, or licensed by the Corporation as licensee or licensor.

                      (b) AGREEMENTS. SCHEDULE 4.12(b) contains a complete and accurate list and summary description, including any royalties paid to, or received by, the Corporation, of all Contracts relating to the Intellectual Property Assets to which the Corporation is a party or by which the Corporation is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 in the aggregate under which the Corporation is the licensee. There are no outstanding or, to the Knowledge of the Corporation or Sellers, no threatened disputes or disagreements with respect to any such Contract.

                      (c) KNOW-HOW NECESSARY FOR THE BUSINESS.

                          (i) The Corporation is the owner of all right, title,
and interest in and to all material Intellectual Property Assets necessary for the operation of the Corporation's Business as it is currently conducted, free and clear of all Encumbrances and other adverse claims, and has the right to use all of the Intellectual Property Assets without payment to any third party.

                          (ii) Except as set forth in SCHEDULE 4.12(c), all
former and current employees of the Corporation have executed written Contracts with the Corporation that assign to the Corporation all rights to any inventions, improvements, discoveries, or information relating to the Business of the Corporation. To the Knowledge of the Corporation or Sellers, no employee of the Corporation has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Corporation.

                      (d) TRADEMARKS.

                          (i) SCHEDULE 4.12(d) contains a complete and accurate
list and summary description of all Marks. Except as set forth on SCHEDULE 4.12(D), the Corporation is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances and other adverse claims.

                          (ii) Except as set forth on SCHEDULE 4.12(d), all
Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                          (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation Proceeding and, to the Knowledge of the Corporation or Sellers, no such action is threatened with the respect to any of the Marks.

                          (iv) To the Knowledge of the Corporation or Sellers,
there is no potentially interfering trademark or trademark application of any third party with respect to any Marks.

                          (v) To the Knowledge of the Corporation or Sellers, no
Mark is infringed or has been challenged or threatened in any way. None of the Marks used by the Corporation infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                      (e) PATENTS.

                          (i) The Corporation owns no Patents.

                      (f) TRADE SECRETS.

                          (i) The Corporation has taken all reasonable
precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                          (ii) The Corporation has good title and an absolute
(but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Corporation or the Sellers, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Corporation) or to the detriment of the Corporation. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                      (g) OTHER MATTERS. The consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of the Corporation's rights in the Intellectual Property Assets. Except as set forth on SCHEDULE 4.12(G), no shareholder, director, officer or employee of the Corporation owns, directly or indirectly, in whole or in part, any right in the Intellectual Property Assets that the Corporation has used or the use of which is necessary for the Business as now conducted.

                  4.13 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in
SCHEDULE 4.13, the Corporation at all times during the last three (3) years has duly complied with, and is in compliance with, all applicable Governmental Requirements, except for such non-compliance that would not have a Material Adverse Effect on the Business. Except as set forth in SCHEDULE 4.13, the Corporation has not received any notice to the effect that, or otherwise been advised that, the Corporation is not in compliance with any Governmental Requirement. Except as set forth in SCHEDULE 4.13, the Permits set forth on
SCHEDULE 4.13 constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a Material Adverse Effect on the Business, assets or financial condition of the Corporation. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no Proceeding is pending, or to the Knowledge of the Corporation threatened, to revoke or limit any of them. Except as set forth on SCHEDULE 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

                  4.14 LITIGATION. Except as set forth in SCHEDULE 4.14, there is no Proceeding pending nor, to the Knowledge of the Corporation and Sellers, threatened against or relating to, nor is there any order, decree or judgment in effect against, (i) the Corporation or its properties, assets or business, or
(ii) its officers, directors or employees in their capacity as such.

                  4.15 TAX MATTERS.

                      (a) Except as set forth on SCHEDULE 4.15, the Corporation has filed all Tax Returns relating to the Business and the Employee Plans that it was required to file either separately or as a member of a group of corporations or other entities pursuant to applicable Governmental Requirements. All such Tax Returns were correct and complete in all material respects and each Tax Return was filed by the applicable due date required by the Code or on permitted extension. Except as set forth on SCHEDULE 4.15, all Taxes owed by the Corporation (whether or not shown on any Tax Return) and due prior to the date hereof have been paid in full.

                      (b) The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                      (c) Except as set forth on SCHEDULE 4.15, there are no federal, state, local or foreign tax liens or other Encumbrances upon any of the properties or assets of the

Corporation or the Shares that arose in connection with any failure (or alleged failure) to pay any Tax, and there are no unpaid Taxes which are or could become a lien on the properties or assets of the Corporation or the Shares, except for current Taxes not yet due and payable.

                      (d) The Corporation has delivered, or will deliver upon execution of this Agreement, copies of all federal and state tax returns and reports filed by the Corporation for the fiscal years ended December 31, 1999 and 2000. The Corporation and/or Sellers will deliver to Buyer the 2001 and Final tax returns upon filing the same with the Internal Revenue Service and the Corporation shall pay for all costs associated with the preparation of such returns, which costs shall be accrued on the closing financial statements of the Corporation.

                      (e) SCHEDULE 4.15 contains a complete and accurate list of all audits of all Tax Returns of the Corporation relating to tax periods ended on or after December 31, 1996, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
SCHEDULE 4.15 are being contested in good faith by appropriate proceedings.
SCHEDULE 4.15 describes all adjustments to the United States federal income Tax Returns filed by the Corporation or any group of corporations or other entities including the Corporation for all taxable years ended on or after December 31, 1996, and the resulting deficiencies proposed by the IRS. The Corporation has not given any waiver or extensions of any statute of limitations relating to the payment of Taxes of the Corporation or for which the Corporation may be liable.

                      (f) There exists no proposed tax assessment against the Corporation except as disclosed in SCHEDULE 4.15. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Corporation. There is no Tax sharing agreement that will require any payment by the Corporation after the date of this Agreement.

                  4.16 SUPPLIERS. The Corporation has delivered complete copies to Buyer of substantially all Applicable Contracts with suppliers from whom the Corporation ordered raw materials, supplies, merchandise and other goods since January 1, 2000.

                  4.17 EMPLOYEES.

                      (a) SCHEDULE 4.17(a) identifies all employees of the Business.

                      (b) The Corporation is in material compliance with all applicable Governmental Requirements respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. The Corporation is not a party to any labor agreement with any labor organization. The Corporation has not been served or received written notice regarding any pending unfair labor practice, charge or complaint against the Corporation, and to the Knowledge of Sellers and the Corporation, no such claim is threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or, to the Knowledge of the Corporation, threatened against the Corporation nor is any grievance currently being asserted except as set forth in SCHEDULE 4.17(b). The Corporation has not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this

Agreement. To the Knowledge of the Corporation, there is no organizational campaign being conducted and there is no dispute as to the representation of any employees of the Corporation. To the Knowledge of the Corporation, the Corporation has good business relations with its employees and there is no reason to believe that the transactions contemplated by this Agreement will adversely affect such business relations. Except as set forth on SCHEDULE 4.17(b), the Corporation has complied in all material respects with, and is currently in compliance in all material respects with, all Governmental Requirements relating to any of its employees or consultants (including, without limitation, any Occupational Safety and Health Law). Except as set forth on
SCHEDULE 4.17(b), the Corporation has not received, within the past three years, any written notice of failure to comply with any such Governmental Requirement.

                      (c) Except as set forth on SCHEDULE 4.17(c) and except for advances to employees for business related expenses in the ordinary course of business under credit cards or otherwise, there is no amount in excess of $1,000 owing to the Corporation from any current or former director, officer, employee or consultant or owing by the Corporation to any current or former director, officer, employee or consultant, excluding reimbursements for business related expenses.

                  4.18 CUSTOMERS. Schedule 4.18(a) sets forth the names and addresses of the top ten (10) customers of the Corporation that ordered services from the Corporation since January 1, 2000 and the dollar amount that each such customer purchased from the Corporation during each of the last three (3) fiscal years. No customer of the Business, since January 1, 2002 has given the Corporation written notice of termination or intent to terminate a material portion of its business with the Corporation and the Corporation is not aware of any customers of the Business that have threatened to terminate a material portion of their business with the Corporation.

                  4.19 ENVIRONMENTAL MATTERS.

                      (a) Except as disclosed in SCHEDULE 4.19, the Corporation, and its assets, properties and operations are now and, at all times prior to the Closing Date, have been in compliance, in all material respects, with all Environmental Laws. To Sellers' Knowledge, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Current Real Property or any of the other Real Property whether as a result of or in connection with the operations and activities at any such Real Property or otherwise, except as disclosed in SCHEDULE 4.19.

                      (b) Neither the Corporation nor Sellers have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in SCHEDULE 4.19.

                      (c) Neither the Corporation nor Sellers have received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on SCHEDULE 4.19. Neither the Real Property nor any operations or activities thereat is or has been the subject of any judicial or administrative Proceeding, order, consent, agreement or any Encumbrance relating to any Environmental Laws.

                      (d) To Sellers' Knowledge, there (i) are no underground storage tanks presently located at the Real Property and there have been no Releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (ii) are no PCBs located at, on or in the Real Property and (iii) are no asbestos or friable asbestos-containing material located at, on or in the Real Property.

                      (e) The Corporation has delivered to Buyer or its Representatives copies of all information which has been supplied by or on behalf of the Corporation since January 1, 1995 to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

                  4.20 ACCOUNTS RECEIVABLE. All Accounts Receivable of the Corporation that are reflected on the accounting records of the Corporation as of the Closing Date are recorded in accordance with GAAP, represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and the respective reserves shown on the Interim Financial Statements or on the accounting records of the Corporation as of the Closing Date are calculated consistent with GAAP and with past practice and, in the case of the reserve as of the Closing Date, will be so calculated. There is no contest, claim, or right of set-off of a material nature which has been asserted by any account debtor, other than warranty obligations incurred in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

                  4.21 BANK ACCOUNTS. Schedule 4.21 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Corporation, and all persons entitled to draw thereon, to withdraw therefrom or, with access thereto.

                  4.22 EMPLOYEE BENEFITS PLANS.

                      (a) Attached hereto as SCHEDULE 4.22(a)(1), is a list identifying each "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any "multiemployer plan," as defined in Section 3(37) of ERISA, (the "PENSION PLANS") and as SCHEDULE 4.22(a)(2), a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "WELFARE PLANS") that, in either case, are maintained, administered or contributed to by the Corporation, or which cover any employee or former employee of the Corporation. Collectively, the Pension Plans and the Welfare Plans shall hereafter be referred to as the "EMPLOYEE PLANS." Except as otherwise identified on SCHEDULE 4.22(a)(1) and SCHEDULE 4.22(a)(2) and on
SCHEDULE 4.22(k), (i) no Employee Plan or Benefit Arrangement (as defined in
SECTION 4.22(k) of this Agreement) is maintained, administered or contributed to by any entity other than the Corporation, and (ii) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

                      (b) The Corporation has delivered or will deliver to Buyer true and complete copies of (i) the Employee Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Employee Plans, (iii) written interpretations of the Employee Plans to the plan administrator of such Plan, (iv) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA), (v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports) and (vi) the three most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

                      (c) Each Employee Plan has been maintained in compliance in all material respects with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

                      (d) The Corporation has received no service or other written notice of, and to the Knowledge of the Corporation and Sellers, there are no threatened claims, suits or other Proceedings by any employees, former employees or plan participants or the actual or alleged beneficiaries, spouses or representatives of any of them, against any Employee Plan, the assets held thereunder, the trustee of any such assets, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, the Corporation has received no service or other written notice of, and to the Knowledge of the Corporation and Sellers, there are no threatened suits, investigations or other Proceedings by any federal, state, local or other Governmental Authority of or against any Employee Plan, the trustee of any assets held thereunder, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements. If Sellers or the Corporation learns or is notified that any of the actions described in this subsection are initiated prior to the Closing Date, Sellers shall notify the Buyer of such action prior to the date of Closing.

                      (e) No liability has been incurred by the Corporation or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Corporation within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE") for any tax, penalty or other liability with respect to any Employee Plan and, to the Knowledge of the Corporation and Sellers, such Plans do not expect to incur any such liability prior to the date of Closing. The Corporation, for all periods ending on or prior to the date of this Agreement, has administered, and between the date of this Agreement and the date of Closing, will administer each Employee Plan in compliance in all material respects with the reporting, disclosure, fiduciary and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

                      (f) The Corporation and Sellers have not engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to any Employee Plans, and will not so engage, act or fail to act prior to the date of Closing. The Corporation and the Sellers have not engaged in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of
Section 4975(c) of the Code with respect to any Employee Plan. Furthermore, to the Knowledge of the Corporation and Sellers, no other "party in interest," as defined in Section 3(14) of ERISA, or "disqualified person," as defined in
Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction."

                      (g) No Employee Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Corporation beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the Financial Statements of the Corporation, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

                      (h) The Welfare Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder ("COBRA")) have complied in all material respects at all times, and will continue to comply in all material respects through the date of Closing, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. The Corporation, or its agents who administer any of the Welfare Plans, have complied in all material respects at all times and will continue to comply in all material respects through the date of Closing, with the notification and written notice requirements of COBRA. The Corporation has received no service or other written notice of, and to the Knowledge of the Corporation and Sellers, there are no threatened claims, suits, or other Proceedings by any employee, former employee, participants or by the beneficiary, dependent or representative of any such Person, involving the failure of any Welfare Plan or of other group health plan ever maintained by the Corporation to comply with the health care continuation coverage requirements of COBRA.

                      (i) The Corporation has no Pension Plans.

                      (j) The Corporation and its ERISA Affiliates have not been, nor will they become through the date of the Closing, liable to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                      (k) SCHEDULE 4.22(k) contains a list identifying each employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within thirty (30) days without liability to the Sellers and the Corporation), and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, deferred compensation, bonuses, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit which (i) is not an Employee Plan, (ii) has been entered into or maintained, as the case may be, by Sellers or the Corporation, and (iii) covers any employee or former employee of the Corporation. Such contracts, plans and arrangements are hereinafter referred to collectively as the "BENEFIT ARRANGEMENTS". True and complete copies or descriptions of the Benefit Arrangements have been or will be delivered to Buyer. Each Benefit Arrangement has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

                      (l) There has been no amendment to, written interpretation or announcement (whether or not written) by the Corporation relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent plan year with respect to Employee Plans or the most recent fiscal year with respect to Benefit Arrangements.

                      (m) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Corporation that, individually or in aggregate, could give rise to the payment by the Corporation, directly or indirectly, of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

                  4.23 INVENTORY. All Inventory of the Business, whether or not reflected in the Financial Statements or Interim Financial Statements, is owned by the Corporation and consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or Interim Financial Statements or on the accounting records of the Corporation as of the Closing Date, as the case may be. All Inventories not written off have been priced at the lower of cost or net realizable value. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Corporation.

                  4.24 INSURANCE.

                      (a) The Corporation has delivered to Buyer true and complete copies of all policies of insurance to which the Corporation is a party or under which the Corporation or any officer or director thereof, is or has been covered at any time within the five (5) years immediately preceding the date of this Agreement.

                      (b) Schedule 4.24(b) describes:

                          (i) any self-insurance arrangement by or affecting the
Corporation, including but not limited to any self insured retention, captive insurance programs or other self insured risks, or any reserves established thereunder;

                          (ii) any Contract or arrangement in the nature of
insurance, other than a policy of insurance, for the transfer or sharing of any risk by the Corporation; and

                          (iii) all obligations of the Corporation to provide
insurance coverage to third parties (for example, under leases or service agreements), and identifies the policy under which such coverage is provided.

                      (c) SCHEDULE 4.24(c) sets forth, by year, for the current policy year and each of the five (5) preceding policy years:

                          (i) a summary of the loss experience under each policy
of insurance;

                          (ii) a statement describing each claim under a
workers' compensation policy of insurance and, for all other policies of insurance, each claim for an amount in excess of $10,000, which sets forth:

                               (A) the name of the claimant;

                               (B) a description of the policy by insurer, type
of insurance, and period of coverage; and

                               (C) the amount and a brief description of the
claim.

                          (iii) a statement describing the loss experience for
all claims that were self-insured or not insured, including the number and aggregate cost of such claims.

                      (d) Except as set forth on SCHEDULE 4.24(d):

                          (i) All policies of insurance to which the Corporation
is a party or that provide coverage to the Corporation or any officer or director thereof are valid, outstanding, and enforceable;

                          (ii) The Corporation has not received (A) any refusal
of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                          (iii) The Corporation has paid all premiums due, and
has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to the Corporation or any officer or director thereof; and

                          (iv) The Corporation has given notice to the insurer
of all claims that may be insured thereby.

                  4.25 BROKERS. Except as set forth on SCHEDULE 4.25, none of the Sellers nor the Corporation has entered into, nor will they enter into, any Contract with any Person which may or could result in the obligation of Buyer or the Corporation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  4.26 MATERIAL CONTRACTS. Except as listed on SCHEDULE 4.26 and except for any Contract required to be disclosed in another Schedule, the Corporation is not a party to any Contract, whether oral or written, express or implied, that is legally binding and:

                      (a) which involves performance of services or the delivery of goods to the Corporation of an amount or value in excess of $10,000;

                      (b) which was not entered into in the ordinary course of business and that involves expenditures or receipt by the Corporation of an amount or value in excess of $25,000;

                      (c) which is for capital expenditures in excess of $10,000;

                      (d) which is a guaranty, warranty or similar undertaking by the Corporation;

                      (e) which is a power of attorney;

                      (f) which restricts or purports to restrict the Business of the Corporation in connection with the manufacture or sale of any product or in any geographic territory; or

                      (g) which involves a licensing arrangement with respect to trademarks, patents, copyrights or other intellectual property.

Without limiting the foregoing, SCHEDULE 4.26 lists all Applicable Contracts between (i) Sellers (and/or any Affiliate of Sellers) and (ii) the Corporation that are not otherwise disclosed herein or in another schedule hereto.

                  Except as set forth on SCHEDULE 4.26, the Corporation is not in default as of the date hereof, and will not be in default as of the Closing Date, under, pursuant to, or with respect to any Applicable Contract that is disclosed on SCHEDULE 4.26, is required to be disclosed on SCHEDULE 4.26 or is required to be disclosed in another Schedule.

                  4.27 ABSENCE OF CERTAIN CHANGES. Except as set forth on
SCHEDULE 4.27 and except as permitted by Section 6.4(b), since March 31, 2002, there has not been:

                      (a) any change in the business, financial condition or operations of the Corporation that has had a Material Adverse Effect;

                      (b) any damage, destruction or loss in excess of $10,000, whether covered by insurance or not, affecting the assets or properties of the Corporation;

                      (c) any declaration or payment or setting aside full payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Corporation, or direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Corporation;

                      (d) any increase in the compensation or granting of bonuses payable or to become payable by the Corporation to any officer or employee except in the ordinary course of the Corporation's business;

                      (e) except in the ordinary course of business, any sale or transfer by the Corporation of any Tangible Personal Property, Intellectual Property Assets or Real Property, any mortgage or pledge or creation of any Encumbrance relating to any such property, any lease of real property or equipment or any cancellation of any debt or claim;

                      (f) any other transaction not in the ordinary course of business or not otherwise consistent with the past practices of the Corporation;

                      (g) any change in accounting methods or principles of the Corporation;

                      (h) any amendment to the Organizational Documents of the Corporation; or

                      (i) any agreement, whether oral or written, to do any of the foregoing.

                  4.28 PRODUCTS; PRODUCT WARRANTIES.

                      (a) A form of each product warranty relating to any products manufactured or sold by the Corporation at any time during the three-year period preceding the date of this Agreement is attached to or set forth on SCHEDULE 4.28. Except as provided in any of such standard product warranties and as otherwise set forth on SCHEDULE 4.28(a), the Corporation has not sold any products or services which are subject to an extended warranty of the Corporation beyond 24 months and which warranty has not yet expired.

                      (b) Except as set forth on SCHEDULE 4.28(b), to the Knowledge of Sellers and the Corporation, there are no defects in design, materials, manufacture or otherwise in any products manufactured, distributed or sold by the Corporation during the past five (5) years which could give rise to any claims in excess of historical warranty expenses.

                      (c) The Corporation has made available to Buyer for review all information available to the Corporation regarding all warranty occurrences and all other unreimbursed repair, maintenance and replacement occurrences affecting the Corporation at anytime during the past three (3) years.

                  4.29 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Sellers or the Corporation in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, taken together as a whole, contains or will contain at the Closing Date any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Except as otherwise disclosed in this Agreement or any schedule hereto, Sellers and the Corporation do not have actual knowledge of any fact or condition specific to the Corporation or the Business (and not related to the economy or the industry in general) which is materially adverse to the operations or prospects of the Corporation or the Business.

                  4.30 INAPPLICABILITY OF REPRESENTATIONS TO FORMATION OF THE DIVISION. As used in this Agreement, the phrase "transactions contemplated by this Agreement" or words of similar import shall not be deemed to include actions taken after the Closing to operate the Corporation as a Division of Buyer, including, without limitation, the liquidation or merger of the

Corporation, and no representation or warranty herein, including without limitation Sections 4.3 and 4.4, shall be deemed to address such transaction(s).

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer hereby represents and warrants to Sellers and the Corporation that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

                  5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

                  5.2 AUTHORITY; AUTHORIZATION; BINDING EFFECT. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

                  5.3 NO CONFLICTS, VIOLATIONS OR PROCEEDINGS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Organizational Documents of Buyer, (ii) a breach of, or a default under, any term or provision of any Contract, license, franchise, permit, authorization or concession to which Buyer is a party or by which it is bound or (iii) a violation by Buyer of any Governmental Requirements. There is no pending or, to the Knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

                  5.4 NO CONSENTS OR APPROVALS. Except as set forth on Schedule 5.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

                  5.5 NO BROKERS. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of

Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

                  5.6 INVESTMENT. The Shares being acquired by Buyer pursuant to this Agreement are being acquired for Buyer's own account as principal, for investment and not with a view to resale or distribution of any such Shares.

                  5.7 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Sellers pursuant to this Agreement, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                  5.8 NO OTHER REPRESENTATIONS. Buyer is relying exclusively on the representations and warranties in this Agreement in deciding to purchase the Shares.

                                   ARTICLE 6
                           COVENANTS PRIOR TO CLOSING
                           --------------------------

                  Sellers and the Corporation on the one hand, and Buyer on the other hand, each covenant with the other as follows:

                  6.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Prior to Closing, the Corporation shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions contemplated hereby, except as expressly provided for in this Agreement. The Corporation shall promptly inform Buyer of any material changes in the Business.

                  6.2 INVESTIGATION BY PARTIES. Sellers and Buyer acknowledge and agree that between the date of this Agreement and the Closing Date, Buyer, and each Representative of Buyer, shall continue to conduct a due diligence review with respect to the Corporation and the Business (the "Due Diligence Review"). In connection with the Due Diligence Review, Sellers and Corporation shall, upon reasonable prior notice, (i) cooperate with Buyer, and each Representative of the Buyer, (ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Buyer, any Representative of Buyer or any financial institution and
(iii) permit each Representative of Buyer to inspect any part of the business and operations of the Corporation. Buyer shall conduct its Due Diligence Review in a manner so as not to unreasonably disrupt the business and operations of the Corporation. During Buyer's Due Diligence Review, Buyer and each Representative of Buyer shall not contact any customers, suppliers, sales representative or distributors of the Corporation without the prior written approval of Sellers.

                  6.3 CONSENTS AND BEST EFFORTS. As soon as practicable, Buyer, Sellers and the Corporation, as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary (a) to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Shares, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date and (b) to obtain consents from any Person who is a party to a material Contract with the Corporation, the terms of which give such Person a right to terminate such contract as a result of the transactions provided for in this Agreement. Buyer, Sellers and the Corporation agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

                  6.4 CERTAIN PROHIBITED TRANSACTIONS.

                      (a) Except as otherwise approved by Buyer, required by any Governmental Authority, as provided for in SECTION 6.4(b), or otherwise provided for in this Agreement, during the period beginning as of date of this Agreement and ending on the Closing Date, the Corporation and Sellers shall not:

                          (i) issue any equity securities of the Corporation,
including options to purchase such securities;

                          (ii) merge, consolidate or acquire the stock or asset
of any other corporation, partnership or other business organization or division thereof;

                          (iii) declare or pay any dividend or make any
distribution to shareholders of the Corporation in cash, property or other assets, provided, however, that the foregoing sentence will in no way prohibit the Corporation from paying the Sellers their salaries as employees of the Corporation at their current salary amounts as of the date of this Agreement;

                          (iv) except for any bonuses granted or management fees
due prior to March 31, 2002, or relating to a period prior to and including March 31, 2002, and listed on SCHEDULE 6.4(a)(iv), grant any increase in the salary or other compensation to an employee of the Corporation, grant any bonus to any employee of the Corporation, enter into any employment agreement with or make any loan to an executive officer or other employee of the Corporation or enter into any material transaction of any other nature with any employee of the Corporation;
                          (v) except in the ordinary course of business,
mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of a material portion of the assets of the Corporation other than as contemplated by this Agreement or in the ordinary course of business substantially in accordance with past practices;

                          (vi) increase, terminate, amend or otherwise modify
any of the Corporation's Employee Plans;

                          (vii) enter into or terminate any material Applicable
Contract, or make any material change in any of its material Applicable Contracts, other than in the ordinary course of business and consistent with past practice;

                          (viii) borrow any money, enter into any agreement or
commitment to borrow any money, issue any debt securities of the Corporation or otherwise take any action which will materially increase the Indebtedness of the Corporation over the Indebtedness of the Corporation as of the date of this Agreement; or

                          (ix) do any other act which would cause any
representation or warranty of the Corporation or Sellers in this Agreement to be or become untrue in any material respect.

                      (b) PERMITTED TRANSACTIONS. Prior to the Closing Date, the Sellers shall cause the Corporation to take all necessary action to (i) transfer title to the vehicles and other assets listed on SCHEDULE 6.4(b)(i) to the Persons listed on SCHEDULE 6.4(b)(i), provided that such Persons shall assume all liabilities and debts associated with such vehicles and other assets; (ii) forgive the debts of the Sellers listed on SCHEDULE 6.4(b)(ii) which are owed to the Corporation and cancel any promissory notes evidencing such debts; (iii) transfer the Corporation's membership interest in JSB/ABP Interests, L.L.C., of which the Corporation is the sole member, to the Person(s) listed on SCHEDULE 6.4(b)(iii); and (iv) grant bonuses to the Persons and in the amounts set forth on SCHEDULE 6.4(b)(iv). The Corporation shall pay one-half (50%) of each such bonus within three days of the Closing and the remaining one-half of each such bonus shall be paid within 30 days of the Closing, provided that such remaining one-half of each bonus shall be paid only if the Working Capital requirements of
Section 6.6 are satisfied as of the Closing Date.

                  6.5 CONFIDENTIALITY.

                      (a) CONFIDENTIAL MATERIAL. For purposes hereof, the term "Confidential Material" shall mean any and all information provided to a party to this Agreement (the "Recipient") by or on behalf of another party to this Agreement (the "Disclosing Party"), and shall include, but shall not be limited to, all financial, marketing, supplier and customer information, and information regarding business plans and concepts in whatsoever form, whether prior to or after the execution and delivery of this Agreement and whether or not marked "confidential." All Confidential Material transmitted by a party to this Agreement shall remain the sole property of such party.

                      (b) USE OF CONFIDENTIAL MATERIAL. The parties to this Agreement hereby agree that all Confidential Material disclosed by a Disclosing Party in connection with the transactions contemplated by this Agreement will be kept confidential by the Recipient in accordance with the terms and conditions of this SECTION 6.5 and not disclosed to any Person without the written approval of the Disclosing Party, except that the Recipient may disclose the Confidential Material or portions thereof to those of its Representatives who (a) need to know such information for the purpose of evaluating or completing the transactions contemplated in this Agreement and (b) have agreed to be bound by the confidentiality provisions of this SECTION 6.5. The Recipient of any Confidential Material will be responsible for any breach of this SECTION 6.5 by any of its Representatives. In the event transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties agree that the confidentiality provisions of this Agreement shall survive for a period of five (5) years from the date of this Agreement.

                      (c) PUBLICLY KNOWN EXCEPTION. Notwithstanding any other provision of this Agreement, a Recipient shall not be required to maintain as confidential or be restricted in its use of any Confidential Material which was publicly known at the date of disclosure.

                      (d) PROCEDURES TO PROTECT CONFIDENTIAL MATERIAL. For the purpose of protecting Confidential Material received from a Disclosing Party, a Recipient, in addition to, and without limiting the generality of, the provisions of this SECTION 6.5, will use all reasonable efforts to protect the confidentiality thereof, including, without limitation, efforts commensurate with those it employs for the protection of its own confidential and proprietary information.

                      (e) EQUITABLE REMEDIES. The parties to this Agreement hereby agree that a failure by a Recipient to comply with any provision of this
SECTION 6.5 will cause irreparable harm to the Disclosing Party providing Confidential Material and that the Disclosing Party will be entitled to equitable relief including specific performance, an injunction, a restraining order or other equitable relief in order to enforce any provision of this
SECTION 6.5, which right will be in addition to, and not in lieu of, any other remedy to which the Disclosing Party is entitled under applicable law (including, but not limited to, monetary damages).

                  6.6 WORKING CAPITAL. Upon execution of this Agreement and until the Closing Date, the Corporation shall at all times maintain working capital no less than $150,000 (the "Working Capital"). For purposes of this
Section 6.6, the Working Capital of the Corporation will be equal to the amount of the current assets of the Corporation minus the current liabilities of the Corporation.

                                   ARTICLE 7
                       CONDITIONS TO SELLERS' OBLIGATIONS
                       ----------------------------------

                  The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Sellers' absolute and sole discretion, be waived in whole or in part in writing):

                  7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

                  7.2 CONSENTS. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a Material Adverse Effect upon Sellers.

                  7.3 NO PROCEEDINGS. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Sellers to transfer the Shares to Buyer.

                  7.4 CERTIFICATES. Buyer will furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Sellers.

                  7.5 CORPORATE DOCUMENTS. Sellers shall have received from Buyer (a) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, which remain effective as of the Closing Date, and (b) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

                  7.6 OTHER AGREEMENTS AND DELIVERIES. At or before the Closing, Buyer shall have executed and/or delivered (a) to John S. Bowers, III, the Employment Agreement attached hereto as EXHIBIT A (the "Bowers Employment Agreement"), (b) to Jared M. Bowers and Allen J. Shelton, employment letters pursuant to which the Corporation will employ such persons after the Closing Date (the "Employment Letters") and (c) to Sellers, a list of all contracted technicians used by Buyer as of the Closing in Buyer's business pursuant to
Section 2.4(d).

                  7.7 PRELIMINARY PAYMENT AMOUNT. Buyer must have, concurrently with the Closing, paid the Preliminary Payment Amount in accordance with Section 2.2.

                                   ARTICLE 8
                        CONDITIONS TO BUYER'S OBLIGATIONS
                        ---------------------------------

                  The obligations of Buyer to consummate the transaction provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part in writing):

                  8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers and the Corporation contained in this Agreement must be true and correct in all material respects at and as of the Closing Date, and Sellers and the Corporation must have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.

                  8.2 CONSENTS. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby must have been obtained, except for consents which in the aggregate if not obtained would not have any Material Adverse Effect on the Business.

                  8.3 NO PROCEEDINGS. No Proceeding by any Person will have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own or operate the Business after the Closing.

                  8.4 CERTIFICATES. Sellers and the Corporation will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by Buyer.

                  8.5 DUE DILIGENCE. The results of Buyer's continuing due diligence review will not have revealed any material variance from the representations and warranties set forth in Article 4 hereto that would have a Material Adverse Effect on the Business, assets or financial condition of the Corporation.

                  8.6 [RESERVED]

                  8.7 RESIGNATIONS. Buyer must have received resignations from the directors of the Corporation and such officers as it may request, in form and substance satisfactory to Buyer.

                  8.8 CORPORATE DOCUMENTS. Buyer must have received from Sellers and the Corporation (a) resolutions adopted by the board of directors and shareholders of the Corporation approving this Agreement and the transactions contemplated hereby and (b) a list of the officers of the Corporation executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Corporation, evidencing the authority of the officer executing this Agreement on behalf of the Sellers.

                  8.9 OTHER AGREEMENTS. At or before the Closing, (a) Albert B. Petrie, Jr. and Frank A. Petrie will have executed and delivered to Buyer the Non-Compete Agreement attached as EXHIBIT B, (b) John S. Bowers, III will have executed and delivered to Buyer the Bowers Employment Agreement, (c) Jared M. Bowers and Allen J. Shelton will have executed and delivered to Buyer the Employment Letters and (d) the Corporation will deliver a list of all technicians used by the Corporation in the Business as of the Closing pursuant to Section 2.4(d).

                  8.10 OPINION LETTER. Buyer will have received an opinion from Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P., counsel to Albert B. Petrie, Jr. and the Corporation, in substantially the form attached hereto as EXHIBIT C.

                  8.11 WORKING CAPITAL. Following the execution of this Agreement and until and including the Closing Date, the Corporation shall have at all times maintained Working Capital in compliance with Section 6.6.

                  8.12 TERMINATION STATEMENTS. Sellers shall have delivered to Buyer UCC termination statements from First Bank and Trust, terminating all liens against the Corporation's assets.

                                   ARTICLE 9
                  INDEMNIFICATION; REMEDIES; DISPUTE RESOLUTION
                  ---------------------------------------------

                  9.1 SURVIVAL; RIGHT TO INDEMNIFICATION; DEFINITIONS.

                      (a) All representations, warranties, covenants and obligations in this Agreement, and any certificate or other document delivered pursuant to this Agreement will survive the Closing through the respective dates set forth in Section 9.6. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation; provided, however, if as of the Closing Buyer has actual knowledge of a breach of any representation, warranty, covenant or obligation and notwithstanding chooses to close this Agreement, Sellers shall not be obligated to indemnify the Buyer Indemnified Persons in connection therewith to the extent of Buyer's actual knowledge of the scope of the breach.

                      (b) For purposes of this ARTICLE 9, the following terms have the meanings specified or referred to in this SECTION 9.1(b):

                          "BUYER INDEMNIFIED PERSONS" means Buyer, the
Corporation (after the Closing) and their respective Representatives.

                          "SELLER INDEMNIFIED PERSONS" means each of the Sellers
and its Representatives.

                          "DAMAGES" means any loss, liability, claim, damage,
expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) of any kind whatsoever, whether or not involving a third-party claim.

                          "INDEMNIFIED PARTY" means any Person entitled to
indemnification under this ARTICLE 9.

                          "INDEMNIFYING PARTY" means any Person required to
indemnify another Person under this ARTICLE 9.

                  9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. If the Closing occurs, Sellers, jointly and severally, will indemnify and hold harmless the Buyer Indemnified Persons, for, and will pay to the Buyer Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

                      (a) any breach of any representation or warranty made by Sellers and/or the Corporation in this Agreement as if such representation or warranty were made on and as of the Closing Date or in any other agreement, certificate or written document delivered in connection therewith;

                      (b) any breach by Sellers of any covenant or obligation of Sellers in this Agreement;

                      (c) any business conducted by the Corporation prior to the Closing, other than the Business currently conducted by the Corporation and any business conducted by the Corporation involving the repair, upgrade, maintenance or installation of computers, or the separation of the businesses of Omni and the Corporation in December 2001;

                      (d) any Environmental Health and Safety Liabilities related to the operation of the Business prior to the Closing; and/or

                      (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made by any such

Person with Sellers or the Corporation (or any Person acting on their behalf or on behalf of the Corporation for which they are responsible) in connection with any of the transactions contemplated by this Agreement.

                  9.3 [INTENTIONALLY OMITTED]

                  9.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER - TAX MATTERS.

                  9.4.1 GENERAL.

                      (a) In addition to the provisions of SECTION 9.2, Sellers, jointly and severally, will indemnify each Buyer Indemnified Person and hold them harmless from (i) all liability for Taxes that may be imposed or assessed against the Corporation or the assets of the Corporation based on income attributable to (1) the operation of the Business on or before the Closing Date and (2) all other activities of the Corporation, including, without limitation, the ownership or use of property on or before the Closing Date, reduced without duplication by the actual payment of Taxes prior to the Closing Date and any reserves with respect to Taxes set forth on or reflected in the Financial Statements, Interim Financial Statements or the closing balance sheet delivered pursuant to Section 10.5; (ii) all liability (as a result of Treasury Regulation ss. 1.1502-6 or otherwise) for Taxes of any Person (other than the Corporation) with which the Corporation is or has been affiliated or has filed or has been required to file a consolidated, combined or unitary Tax Return; and (iii) subject to the last sentence of Section 9.4.2(c), all liability for reasonable legal, accounting, consulting or similar fees and expenses for any item attributable to any item in clauses (i) or (ii) of this sentence.

                      (b) In the case of any taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"):

                          (i) real, personal and intangible property Taxes
("PROPERTY TAXES") of the Corporation attributable to all taxable periods ending on or before the Closing Date will be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in all taxable periods ending on or before the Closing Date and the denominator of which is the number of days in the Straddle Period; and

                          (ii) the Taxes of the Corporation (other than Property
Taxes) attributable to all taxable periods straddling the Closing Date will be computed as if such taxable period ended as of the close of business on the Closing Date and, in the case of any Taxes attributable to the ownership by the Corporation of any equity interest in any non-U.S. corporation, partnership or other "flow through" entity, as if a taxable period of such corporation, partnership or other "flow through" entity ended as of the closing of business on the Closing Date.

                      9.4.2 TAX INDEMNIFICATION PROCEDURES.

                          (a) If a claim is made by any Governmental Authority,
which, if successful, would result in an indemnity payment to any Indemnified Person pursuant to SECTION 9.4.1, then the Corporation shall give notice to Sellers in writing of such claim within thirty (30) days after receipt of such a claim (a "TAX CLAIM"); provided, however, the failure to give such notice will not affect the indemnification provided pursuant to SECTION 9.4.1 except to the extent that Sellers have been actually prejudiced as a result of such failure.

                      (b) With respect to any Tax Claim relating to a taxable period ending on or prior to the Closing Date, Seller will control all Proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, Proceedings, hearings and conferences with any Governmental Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refunded suits or contest the Tax Claim in any permissible manner; provided, however, that Sellers must first consult in good faith with Buyer before taking any action with respect to the conduct of a Tax Claim.

                      (c) Sellers and Buyer will jointly control and participate in all Proceedings taken in connection with any Tax Claim relating to Taxes of the Corporation for a Straddle Period. Neither Sellers nor Buyer shall settle any such Tax Claim without the prior written consent of the other parties. Each party shall pay its own expenses with respect to any such Tax Claim.

                      (d) Buyer will control all Proceedings with respect to any Tax Claim relating to a taxable period beginning after the Closing Date.

                      (e) Buyer and the Corporation on the one hand, and Sellers on the other, shall reasonably cooperate in contesting any Tax Claim, which cooperation will include the retention and, upon request, the provision to the requesting Person of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at Proceedings relating to such Tax Claim.

                  9.4.3 TRANSFER AND SIMILAR TAXES. Sellers must pay and will hold each Buyer Indemnified Person harmless from all transfer, documentary, sales, use, registration and similar Taxes (including all applicable real estate transfer or gains taxes and state transfer taxes, and related fees, including any penalties interest and additions to Tax) related to the sale of the Shares ("TRANSFER TAXES"). The procedures set forth in SECTION 9.4.1 shall also apply to Transfer Taxes.

                  9.5 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. If the Closing occurs, Buyer agrees to indemnify and hold harmless the Seller Indemnified Persons, and will pay to Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

                      (a) any breach of any representation or warranty made by Buyer in this Agreement or any other certificate or document delivered by Buyer pursuant to this Agreement;

                      (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement; and/or

                      (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

                  9.6 TIME LIMITATIONS.

                      (a) If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to:

                          (i) any representation or warranty unless notice is
given to Sellers in accordance with SECTION 9.9 or SECTION 9.10 prior to the expiration of the following periods:

                              (A) for the representations and warranties set
forth in SECTION 4.1 (Organization and Good Standing of the Corporation), within four (4) years after the Closing Date; and

                              (B) for all other representations and warranties
set forth in ARTICLE 4, within two (2) years and one hundred eighty (180) days following the Closing Date; and

                          (ii) any covenant or obligation to be performed and
complied with prior to the Closing Date, unless within two (2) years and one hundred eighty (180) days following the Closing Date, Buyer notifies Seller of a claim in accordance with SECTION 9.9 or SECTION 9.10. Seller shall have no liability for indemnification or reimbursement (x) under SECTION 9.2 not based upon any representation or warranty, (y) under SECTION 9.4, or (z) with respect to any covenant or obligation to be performed and complied with after the Closing Date, unless notice is given to Sellers in accordance with SECTION 9.9 or SECTION 9.10 prior to the expiration of the periods ("NOTICE PERIODS") set forth below:

                              (A) For SECTION 9.2 (i.e., indemnity claims not
based on a breach of any representation or warranty),

                              (B) for SECTION 9.4 or

                              (C) for indemnity claims with respect to any
covenant to be performed and complied with after the Closing Date, the Notice Period shall commence on the Closing Date and continue until 60 days after the applicable statute of limitations.

                      (b) If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two (2) years and one hundred eighty (180) days following the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                  9.7 LIMITATIONS ON AMOUNT - SELLERS.

                      (a) Collectively, the Sellers will have no liability (for indemnification or otherwise) until Buyer has suffered Damages in excess of a $50,000 aggregate threshold, at which point Sellers will be obligated to indemnify Buyer from and against such Damages in excess of $50,000 (the "Sellers' Deductible Basket"). The limitations of this SECTION 9.7(a) will not, however, apply to any breach of any of Sellers' representations and warranties of which any Seller had actual knowledge at any time prior to the date on which any such representation and warranty was made or any intentional breach by Sellers of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such breaches; provided that the limitations of this Section 9.7 shall not apply to the indemnification and payment obligations of Sellers under Section 9.4 of this Agreement.

                      (b) Following the application of the Sellers' Deductible Basket, the amount of Damages (for indemnification or otherwise), which are payable by an individual Seller shall be limited and shall not exceed the amount of the Aggregate Payment Amount received by such Seller pursuant to SECTION 2.2(b). As to any individual Seller, the limitation of this SECTION 9.7(b) will not, however, apply to any breach of any of the Sellers' representations and warranties of which such Seller had actual knowledge at any time prior to the date on which any such representation and warranty was made or any intentional breach by such Seller of any covenant or obligation, and such Seller will be liable for all Damages with respect to such breaches.

                  9.8 LIMITATIONS ON AMOUNT - BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in SECTION 9.5(a) until Sellers shall have suffered Damages in excess of a $50,000 threshold, at which point Buyer will be obligated to indemnify Sellers from and against such Damages in excess of $50,000. However, this
SECTION 9.8 will not apply to any breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such breaches.

                  9.9 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

                      (a) Promptly after receipt by an Indemnified Party under
SECTION 9.2 or SECTION 9.4 of notice of the commencement of any Proceeding against it, such Indemnified Party will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

                      (b) If any Proceeding referred to in SECTION 9.9(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this SECTION 9.9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Proceeding, (A) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (i) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (C) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten business days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

                      (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  9.10 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification under SECTIONS 9.2, 9.4 and/or 9.5 (as applicable) for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought which notice will set forth in reasonable detail the basis for such claim to the extent they are known by such party.

                  9.11 MISCELLANEOUS.

                      (a) If an Indemnified Party actually receives any insurance proceeds following an indemnification payment by an Indemnifying Party pursuant to this ARTICLE 9 and the proceeds relate to the same event or events for which such indemnification payment was made, the Indemnified Party must return the indemnification payment to such Indemnifying Party up to the actual amount of insurance proceeds received by the Indemnified Party in respect of such same event or events net of any co-payment, deductible, retroactive premium adjustment and increased premiums resulting from the payment of such insurance proceeds.

                      (b) The parties agree that, except in the case of fraud, their sole and exclusive remedy for, under or in connection with this Agreement, including any violations or any breach of this Agreement, is a claim under and in accordance with the provisions of this ARTICLE 9.

                      (c) Upon notice to the Sellers, the Buyer may offset the amount of any Damages to which it may become entitled from Sellers under this
ARTICLE 9 (provided such amount is finally determined by a court having jurisdiction or by agreement of the parties), against the Earn Out Payments that would otherwise be payable by the Buyer to the Sellers pursuant to this Agreement. Neither the exercise of nor the failure to exercise this right of offset will constitute an election of remedies or limit the buyer in any manner in the enforcement of any other remedies that Buyer may have available to it.

                                   ARTICLE 10
                           COVENANTS AFTER THE CLOSING
                           ---------------------------

                  10.1 BOOKS AND RECORDS. Sellers will deliver the Corporation's original minute books and stock record books to Buyer (the "Corporate Records") at the Closing. For a period of three (3) years following the Closing Date, Buyer shall afford Sellers and its Representatives, during normal business hours, reasonable access to the Corporate Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Sellers to facilitate (a) the preparation by Sellers of Tax Returns as they may be required to file with respect to its operation of the Business prior to Closing or in connection with any audit, amended return, claim for refund or any Proceeding with respect thereto, (b) the investigation, litigation and final disposition of any claims which may have been or may be made against Sellers in connection with its operation of the Business prior to Closing, (c) the payment of any indemnity under this Agreement or (d) any other reasonable purpose. At any time after the Closing Date to the extent permitted by law, Buyer may dispose of, alter or destroy any such Corporate Records upon giving sixty (60) days' prior notice to Sellers to permit Sellers, at their expense, to examine, duplicate or repossess such Corporate Records.

                  10.2 FURTHER ASSURANCES. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

                  10.3 OPERATION OF THE CORPORATION/DIVISION POST-CLOSING.

                      (a) Buyer agrees for the benefit of Sellers that following the Closing it will cause the Corporation's/Division's business to continue to be operated in substantially the same manner as prior to the Closing, as if the Corporation continued to be a stand-alone business, except as expressly provided in this Agreement. In addition, Buyer shall not take any action inconsistent with such operation of the Division's business that would interfere with the ability of Sellers to achieve the Earn Out Payments. However, should the Division realize two (2) consecutive quarters of losses, Buyer may take any action it reasonably deems appropriate to improve the Division's results without violating any terms of this Agreement. Sellers shall nevertheless be entitled to the Earn Out Payments if the EBITDA targets are achieved.

                      (b) Unless terminated pursuant to his employment agreement, John S. Bowers, III, after the Closing and at least for the duration of the Earn Out Periods, shall be President of the Division and Vice President of Buyer. During such period, he alone shall be responsible for managing the business and affairs of the Division, in compliance with legal requirements and Buyer company policy, and he shall have no other significant responsibilities. He shall have the authority to approve all ordinary business expenses of the Division up to $10,000 per expense. He shall have sole authority with respect to the employment, termination of employment and compensation and benefits of the individuals who are employees of the Corporation as of the Closing. Buyer shall not add employees to the Division without his written consent.

                  10.4 LEASE. After the Closing, Buyer will cause the Corporation and Division to perform all obligations, satisfy all conditions, and comply with all other terms and conditions of the Corporation's Lease. Buyer will cause the Corporation's Lease to terminate on April 30, 2005 and will not permit the Corporation/Division to exercise any option to extend the term of the Corporation's Lease, either as set forth in Section 27 of the Corporation's Lease or as may be set forth in any amendment to the Corporation's Lease entered into after the Closing Date. Notwithstanding anything to the contrary herein, Buyer will indemnify and hold harmless Albert B. Petrie, Jr. and Frank A. Petrie, guarantors under the Corporation's Lease, for, and will pay to such indemnified persons as incurred the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) of any kind whatsoever, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with a breach by Buyer of this Section 10.4 except for obligations of Omni pursuant to the Co-Tenancy Agreement dated January 1, 2002.

                  10.5 CLOSING FINANCIAL STATEMENTS. For the purpose of determining Working Capital as of the Closing and tax accruals for purposes of
Section 9.4.1, within twenty-one (21) days of Closing, a closing balance sheet and income statement will be prepared by Sellers and Corporation as of the date of Closing and will be delivered to Buyer. Said closing balance sheet and income statement will include all revenues for services performed prior to Closing and the required payables and accruals for all expenses associated with the Business prior to Closing, including but not limited to, wages, fringe benefits, bonuses, taxes, amounts owed for contract labor and professional services. Buyer shall have fourteen (14) days to review and either accept or reject such balance sheet and income statement. If Buyer disputes any portion of such balance sheet and income statement, Buyer and Sellers shall meet to resolve such dispute.

                  10.6 FINAL FINANCIAL STATEMENTS AND INTERIM FINANCIAL STATEMENTS. Sellers shall deliver copies of the Interim Financial Statements and the final Financial Statements to Buyer on or before July 19, 2002.

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

                  11.1 TERMINATION. This Agreement may be terminated upon ten
(10) days prior written notice at any time prior to Closing without liability of any party to any other party:

                      (a) by mutual written consent of Buyer and Sellers;

                      (b) by Buyer, if Closing has not occurred on or before July 31, 2002 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in ARTICLE 8 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure;

                      (c) by Sellers, if Closing has not occurred on or before July 31, 2002 as a result of the nonfulfillment of any of the conditions to Sellers' obligation to perform contained in ARTICLE 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure; or

                      (d) by Sellers on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if the other party has breached any material covenant to be performed by it pursuant to this Agreement and failed to cure any such breach within five (5) business days after receipt of such notice. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to SECTIONS 6.5 AND 11.7.

                  11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers or the Corporation on the one hand, or Buyer on the other hand, without the prior written consent of the other parties except that Buyer may assign its right to purchase the Shares to an Affiliate. No assignment of this Agreement by Buyer will relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of Sellers, the Corporation and Buyer and their respective successors and assigns, and no other Person will have any right or obligation under this Agreement.

                  11.3 NOTICES. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a "Notice") will be given in writing by hand delivery, by overnight courier, telegram or telecopy which will be addressed, or sent, to the respective addresses as follows (or such other address as any party may specify to the other parties by Notice):

                      (a) If to Sellers or the Corporation, before the Closing, addressed to:

                                  Advantage Innovation, Inc.
                                  Attn: John S. Bowers, III
                                  121 Brookhollow Esplanade
                                  New Orleans, Louisiana 70123
                                  Telephone:        (504) 734-9260
                                  Facsimile:        (504) 734-9812

                          with a copy to:

                                  Jones, Walker, Waechter, Poitevent,
                                     Carrere & Denegre, L.L.P.
                                  Attn:  Dionne M. Rousseau, Esq.
                                  201 St. Charles Avenue
                                  New Orleans, Louisiana 70170

                                  Telephone:        (504) 582-8338
                                  Facsimile:        (504) 589-8338


                          If to Sellers after the Closing, address to:

                                  John S. Bowers, III
                                  121 Brookhollow Esplanade
                                  New Orleans, Louisiana 70123
                                  Telephone:        (504) 734-9260
                                  Facsimile:        (504) 734-9812

                                  Albert B. Petrie, Jr.
                                  101 Brookhollow Esplanade
                                  New Orleans, Louisiana 70123
                                  Telephone:        (504) 734-1045
                                  Facsimile:        (504) 733-0704

                                  Frank A. Petrie
                                  101 Brookhollow Esplanade
                                  New Orleans, Louisiana 70123
                                  Telephone:        (504) 734-1045
                                  Facsimile:        (504) 733-0704

                                  Jared M. Bowers
                                  121 Brookhollow Esplanade
                                  New Orleans, Louisiana 70123
                                  Telephone:        (504) 734-9260
                                  Facsimile:        (504) 734-9812

                                  Allen J. Shelton
                                  121 Brookhollow Esplanade
                                  New Orleans, Louisiana 70123
                                  Telephone:        (504) 734-9260
                                  Facsimile:        (504) 734-9812

                          With a copy in any case to:

                                  Jones, Walker, Waechter, Poitevent,
                                           Carrere & Denegre, L.L.P.
                                  Attn:  Dionne M. Rousseau, Esq.
                                  201 St. Charles Avenue
                                  New Orleans, Louisiana 70170
                                  Telephone:        (504) 582-8338
                                  Facsimile:        (504) 589-8338

                      (b) If to Buyer, addressed to:

                                  Barrister Global Services Network, Inc.
                                  Attn: William O. Bray
                                        President and Chief Executive Officer
                                        Russell J. Matuszak, Esq.
                                        General Counsel
                                  290 Ellicott Street
                                  Buffalo, New York 14203-1679
                                  Telephone:        (716) 845-5010
                                  Facsimile:        (716) 845-5033

                           With a copy to:

                                  Hodgson Russ LLP
                                  Attn:    John J. Zak, Esq.
                                           Paul J. Vallone, Esq.
                                  One M&T Plaza, Suite 2000
                                  Buffalo, New York  14203-2391
                                  Telephone:        (716) 856-4000
                                  Facsimile:        (716) 849-0349

                  All Notices will be deemed effective and received (a) if given by hand delivery, upon delivery, (b) if given by facsimile, on the next business day after such facsimile is transmitted to the facsimile number specified above and receipt thereof is confirmed, (c) if given by overnight courier, on the third business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (d) if given by telegram, on the next business day after such Notice is delivered at the address specified above. A "BUSINESS DAY" is one on which banks are open for normal banking business (excluding Saturdays) in the location of the notice recipient.

                  11.4 CHOICE OF LAW. This Agreement will be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated will govern.

                  11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement between Sellers, the Corporation and Buyer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Sellers, the Corporation and Buyer. No supplement, modification or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

                  11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party will be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature will immediately forward to the other party an original signature page by overnight mail.

                  11.7 EXPENSES. Except as otherwise specified in this Agreement, Sellers (and not the Corporation) will pay their own, and Buyer will pay its own, legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Buyer shall pay all expenses associated with securing audited financial statements for the Corporation and any other cost directly associated with Buyer's compliance with federal or state securities laws.

                  11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or any other such instrument.

                  11.9 TITLES. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  11.10 PUBLIC STATEMENTS.

                      (a) Buyer, Sellers and the Corporation agree to cooperate, prior to the Closing in preparing language for and issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement.

                      (b) Neither Sellers nor the Corporation shall issue any press release or make any public statement regarding the transaction contemplated hereby (i) prior to the Closing Date, or (ii) after the Closing prior to the release of any press releases by Buyer; without the prior approval of Buyer, except as may be required by law and, in any such event, only after consultation with Buyer.

                      (c) After the Closing, Buyer and the Corporation shall jointly notify all customers of the Business that the transactions contemplated by this Agreement have occurred.

                  IN WITNESS WHEREOF, the Corporation and Buyer have caused this Agreement to be duly executed on their respective behalf by their respective duly authorized officers, and the Sellers have duly executed this Agreement, as of the day and year indicated at the beginning of this Agreement. Any individual signing on behalf of a corporation represents and warrants that he has power and authority to bind the corporation.


                                      BARRISTER GLOBAL SERVICES NETWORK, INC.


                                      BY:____________________________________
                                      NAME:
                                      TITLE:


                                      ADVANTAGE INNOVATION, INC.


                                      BY:____________________________________
                                            JOHN S. BOWERS, III
                                            CHIEF EXECUTIVE OFFICER


                                      ---------------------------------------
                                      JOHN S. BOWERS, III


                                      ---------------------------------------
                                      ALBERT B. PETRIE, JR.


                                      ---------------------------------------
                                      FRANK A. PETRIE


                                      ---------------------------------------
                                      JARED M. BOWERS


                                      ---------------------------------------
                                      ALLEN J. SHELTON

                                    SCHEDULES
                                    ---------

  SCHEDULE                     DESCRIPTION
  ---------------------------- -------------------------------------------------
  Schedule 2.2(b)              Allocation of Aggregate Payment Amount
  ---------------------------- -------------------------------------------------
  Schedule 2.4(c)              Current and Prospective Customers of Corporation
                               Under Buyer's Business Model
  ---------------------------- -------------------------------------------------
  Schedule 4.1                 Organization
  ---------------------------- -------------------------------------------------
  Schedule 4.3                 Conflicts
  ---------------------------- -------------------------------------------------
  Schedule 4.4                 Consents and Approvals
  ---------------------------- -------------------------------------------------
  Schedule 4.7(a)              Capitalization
  ---------------------------- -------------------------------------------------
  Schedule 4.7(b)              Shares
  ---------------------------- -------------------------------------------------
  Schedule 4.9                 Financial Statements
  ---------------------------- -------------------------------------------------
  Schedule 4.10                Current Real Property
  ---------------------------- -------------------------------------------------
  Schedule 4.12(b)             Intellectual Property Contracts
  ---------------------------- -------------------------------------------------
  Schedule 4.12(c)             Employee Intellectual Property Exceptions
  ---------------------------- -------------------------------------------------
  Schedule 4.12(d)             Trademarks
  ---------------------------- -------------------------------------------------
  Schedule 4.12(g)             Intellectual Property Not Owned by Corporation
  ---------------------------- -------------------------------------------------
  Schedule 4.13                Compliance with Laws; Permits
  ---------------------------- -------------------------------------------------
  Schedule 4.14                Litigation
  ---------------------------- -------------------------------------------------
  Schedule 4.15                Tax Matters
  ---------------------------- -------------------------------------------------
  Schedule 4.17(a)             Employees as of July 8, 2002
  ---------------------------- -------------------------------------------------
  Schedule 4.17(b)             Employee Matters Compliance
  ---------------------------- -------------------------------------------------
  Schedule 4.17(c)             Employee Contracts
  ---------------------------- -------------------------------------------------
  Schedule 4.18(a)             Customers
  ---------------------------- -------------------------------------------------
  Schedule 4.19                Environmental Matters
  ---------------------------- -------------------------------------------------
  Schedule 4.21                Bank Accounts
  ---------------------------- -------------------------------------------------
  Schedule 4.22(a)(1)          Pension Plans
  ---------------------------- -------------------------------------------------
  Schedule 4.22(a)(2)          Welfare Plans
  ---------------------------- -------------------------------------------------
  Schedule 4.22(k)             Employee Benefits
  ---------------------------- -------------------------------------------------
  Schedule 4.24(b)             Insurance
  ---------------------------- -------------------------------------------------
  Schedule 4.24(c)             Insurance Claims
  ---------------------------- -------------------------------------------------
  Schedule 4.24(d)             Insurance Exceptions
  ---------------------------- -------------------------------------------------
  Schedule 4.25                Brokers
  ---------------------------- -------------------------------------------------
  Schedule 4.26                Material Contracts
  ---------------------------- -------------------------------------------------
  Schedule 4.27                Absence of Changes
  ---------------------------- -------------------------------------------------
  Schedule 4.28                Form of Product Warranty
  ---------------------------- -------------------------------------------------
  Schedule 4.28(a)             Extended Product Warranty
  ---------------------------- -------------------------------------------------
  Schedule 4.28(b)             Warranty Exceptions
  ---------------------------- -------------------------------------------------
  Schedule 5.4                 Consents and Approvals of Buyer
  ---------------------------- -------------------------------------------------
  Schedule 6.4(a)(iv)          Bonuses and Management Fees Due by the
                               Corporation Upon the Closing
  ---------------------------- -------------------------------------------------
  Schedule 6.4(b)(i)           Vehicles and Other Assets of the Corporation to
                               be Transferred Effective Upon the Closing
  ---------------------------- -------------------------------------------------
  Schedule 6.4(b)(ii)          Debts of the Shareholders to the Corporation to
                               be Forgiven Effective Upon the Closing
  ---------------------------- -------------------------------------------------
  Schedule 6.4(b)(iii)         Corporation LLC Interest to be Transferred Prior
                               to Closing
  ---------------------------- -------------------------------------------------
  Schedule 6.4(b)(iv)          Bonuses Granted and Accrued by the Corporation
                               Prior to the Closing
  ---------------------------- -------------------------------------------------